UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2011

CHINA MODERN AGRICULTURAL INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164488	27-2776002
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. A09, Wuzhou Sun Town Limin Avenue, Limin Development District Harbin, Heilongjiang, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0451-84800733

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of China Modern Agricultural Information, Inc. and its consolidated subsidiaries, Value Development Holding, Ltd., Value Development Group Ltd., Harbin Jiasheng Consulting Managerial Co., Ltd., and its variable interest entities, Heilongjiang Zhongxian Information Co., Ltd. and Heilongjiang Xinhua Cattle Industry Co., Ltd..

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2011 (the “Execution Date”), our Chinese variable interest entity, Heilongjiang Zhongxian Information Co., Ltd., entered into a letter of intent (the “Letter of Intent”) with Harbin JinShangjing Technology Investment Co., Ltd., a Chinese company  (“Harbin JinShangjing”).  Harbin JinShangjing is the sole equity owner of Shangzhi Yulong Cattle Co., Ltd., a Chinese company (“Shangzhi Yulong”).  Subject to the terms and conditions of the Letter of Intent, within the term of the Letter of Intent (90 days after the Execution Date), the parties intend to execute a definitive equity transfer agreement (the “Definitive Agreement”) providing for the acquisition by the Company of 100% of the equity interests of Shangzhi Yulong (the “Proposed Acquisition”). The purchase price that the Company will pay for the Proposed Acquisition has not been agreed upon and is not provided in the Letter of Intent.

Pursuant to the Letter of Intent, within 15 days of the Execution Date the Company will pay Harbin Jinshangjing a non-interest bearing security deposit of RMB 14 million (approximately $2,167,183) (the “Security Deposit”).  If a Definitive Agreement is executed between the parties the Security Deposit will be applied against the purchase price of the Proposed Acquisition.  If a Definitive Agreement is not executed the Security Deposit will be returned to the Company within 15 days of the termination of the Letter of Intent.

The Letter of Intent contains customary covenants, including covenants providing that between the Execution Date and the execution of the Definitive Agreement, Harbin Jinshangjin will not (i) execute, approve or effectuate any sale, transfer or gift of any of the assets of Shangzhi Yulong, (ii) change the ownership of the assets of Shangzhi Yulong, or (iii) take any actions in respect to Shangxhi Yulong that would be detrimental to the Proposed Acquisition. The Company within 45 days of the Execution Dare will also engage an independent third party evaluation firm to conduct an evaluation of the assets of Shangzhi Yulong.  This evaluation of Shangzhi Yulong will be used to determine the purchase price.

A copy of the translation of the Letter of Intent is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent.

The Letter of Intent has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or Harbin Jinshangjin or Shangzhi Yulong or their respective subsidiaries or affiliates. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Harbin Jinshangjin or Shangzhi Yulong or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Letter of Intent, which subsequent information may or may not be fully reflected in public disclosures.

Forward Looking Statements

Information set forth herein contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about each party’s efforts to implement the business combination transaction involving the Company and Shangzhi Yulong, the benefits of the business combination transaction involving the Company and Shangzhi Yulong, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the outcome of the evaluation of the assets of Shangzhi Yulong; the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; uncertainty of the expected financial performance of the Company following completion of the proposed transaction; the Company’s ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; and general economic conditions that are less favorable than expected.  Additional information and other factors are contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site http://www.sec.gov.  The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description

2.1	Letter of Intent, dated as of July 10, 2011, by and between Heilongjiang Zhongxian Information Co., Ltd. and Harbin JinShangjing Technology Investment Co., Ltd. (Englis Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MODERN AGRICULTURAL INFORMATION, INC.

Date: July 14, 2011	By:	/s/ Wang Youliang
Wang Youliang
Chief Executive Officer